Exhibit 99.1

News Release
2 North Riverside Plaza, Suite 1250 • Chicago IL 60606 • 800-458-2235 • www.freightcaramerica.com

For Release: December 20, 2009	Contact: Chris Nagel (312) 928-0850 cnagel@freightcar.net
FreightCar America appoints Edward J. Whalen
as President and Chief Executive Officer
Industry veteran succeeds Christian B. Ragot, who has left the Company by mutual consent
Chicago, IL, December 20, 2009 — FreightCar America, Inc. (NASDAQ: RAIL) today announced that its Board of Directors has appointed Edward J. Whalen as President and Chief Executive Officer, effective immediately. Whalen also has been elected to the Company’s Board of Directors. He succeeds Christian B. Ragot, who had served as President and CEO since April 30, 2007, and has left the Company by mutual consent.
Whalen, 61, has nearly 40 years of railcar industry experience, including broad expertise in finance, leasing, marketing and sales. He joined FreightCar America as one of a group of investors who acquired the predecessor company in 1991 from Bethlehem Steel. Whalen most recently served as FreightCar America’s Senior Vice President, Marketing and Sales, from December 2004 to September 2008, when he retired. Prior to joining FreightCar America, Whalen spent 19 years at Pullman, Inc., last serving as President of Pullman Leasing Company.
“I am pleased to rejoin FreightCar America in this new role,” Whalen said. “My top priorities are twofold. First and foremost, given the anticipated continued weakness in railcar orders, we need to optimize the Company’s performance in 2010, with a continued view to preserving our strong balance sheet. At the same time, we will look for prudent ways to leverage the Company’s existing strengths and capabilities to broaden its business focus to address the entire railcar lifecycle.”
“I am confident that, with the support of our experienced management team, the Company will weather these current market conditions and be even-better positioned for the coming industry rebound,” he added.
Thomas M. Fitzpatrick, Chairman of the Board of Directors, stated, “Ed brings enormous experience and creativity to all aspects of the railcar business. We are pleased he is re-joining the Company at a time when his skills, industry knowledge and long-standing customer relationships are of special value. FreightCar America is a company with an established record of successfully optimizing its opportunities during weak market conditions. With Ed’s leadership, we are confident the Company can drive shareholder value by continuing to manage its costs, maximize operational efficiencies, and focus on areas where the Company’s skills and capabilities enable it to capitalize on new opportunities throughout the railcar lifecycle.”
“The Board of Directors thanks Chris for his contributions, and we wish him well in his future endeavors,” Fitzpatrick added. “He particularly played an instrumental role in controlling the Company’s costs during a difficult time in the railcar industry.”

Conference Call
The Company will host a conference call on Monday, December 21, 2009, at 9:00 a.m. EST to discuss this announcement. To participate in the conference call, please dial (800) 230-1096. Interested parties are asked to dial in approximately 10 to 15 minutes prior to the call’s start time.
An audio replay will be available beginning at 11:15 p.m. EST on December 21, 2009, until 11:59 p.m. EST on January 17, 2010. To access the replay, please dial (800) 475-6701. The replay pass code is 139469. An audio replay also will be available on the Company’s website within two days following the conference call.
About FreightCar America, Inc.
FreightCar America, Inc. manufactures railroad freight cars, with particular expertise in coal-carrying railcars. In addition to coal cars, FreightCar America designs and builds bulk commodity cars, flat cars, mill gondola cars, intermodal cars, coil steel cars and motor vehicle carriers. It is headquartered in Chicago, Illinois and has manufacturing facilities in Danville, Illinois and Roanoke, Virginia. More information about FreightCar America is available on its website at www.freightcaramerica.com.
Forward-Looking Statements
This press release contains statements that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These potential risks and uncertainties include, among other things: the cyclical nature of our business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and aluminum, and delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and acceptance of customer orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings by our customers; and the additional risk factors described in our filings with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.
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